UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 2, 2013

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other

     On January 2, 2013, Revett Minerals Inc., (the “Company”) issued a news release with respect to the Troy Mine update on operations. The news release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

	99.1	News Release, dated January 2, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC

Date: January 2, 2013	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer

Exhibit 99.1

Revett Provides Troy Mine Update

SPOKANE VALLEY, WA – January 2, 2013 -- Revett Minerals Inc. (NYSE MKT:RVM / TSX:RVM) provides an update on monitoring activities at its Troy Mine in northwest Montana.

All underground activities were suspended by the Company in mid December, 2012 following the assessment of unstable ground conditions in non active mining areas that the Company deemed unsafe for the continuance of day to day underground operations.

In the past two weeks, the Company has worked with The National Institute for Occupational Safety and Health (NIOSH) to install seismic monitoring devices. Data collected over the past two weeks suggests that ground conditions have stabilized. Based on this information, the Company will seek to re-enter underground workings in order to complete inspections of underground infrastructure and equipment and to install further geophone monitoring devices. The Company will present an inspection and monitoring plan to MSHA this week for authorization. Company personnel will not be able to reenter underground workings until MSHA has authorized the inspection and monitoring plan.

At this stage, we cannot give a firm date when operations will resume. While we have no reason to believe that main infrastructure or equipment has been damaged, we cannot be sure until an underground inspection has been made. The Company will continue to work with its geotechnical consultants along with Federal agencies such as MSHA and NIOSH in the assessment process and provide an update once a firm timeline has been established. The Company will provide 2013 operations guidance once a date to recommence operations has been set.

John Shanahan, President and CEO stated, “ These geotechnical issues have presented a challenge over the past few weeks. We are looking to get back to production as quickly as possible, but we must follow prudent procedures to ensure that the resumption of underground activities is done correctly and safely. We thank everyone for their patience.”

About Revett

Revett Minerals, through its subsidiaries, owns and operates the producing Troy Mine in Lincoln County, Montana and development-stage Rock Creek project located in Sanders County, Montana, USA. The proven reserves at the Troy Mine and significant resources at the Rock Creek project form the basis of Revett's plan to become a premier mid-tier base and precious metals producer. Revett plans on expanding production through exploration in and around its current properties, as well as through targeted business combinations of advanced stage projects.

John Shanahan
President and Chief Executive Officer

For more information, please contact:

Monique Hayes, Corporate Secretary/Director Investor Relations at (509) 921-2294 or visit our website at www.revettminerals.com.

Except for the statements of historical fact contained herein, the information presented in this news release may contain "forward-looking statements" within the meaning of applicable Canadian securities legislation and The Private Securities Litigation Reform Act of 1995. Generally, these forward looking statements can be identified by the use of forward-looking terminology such as "plans", "expects", or "does not expect", "is expected", "is not expected", "budget", "schedule", "estimates", "forecasts", "intends", "anticipates", "or does not anticipate" or "believes" or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". Forward-looking statements contained in this news release include statements relating to the Company’s belief that ground conditions have stabilized, the Company’s belief that the main infrastructure and equipment are not damaged, and the Company’s expectation that full operations will resume, enabling the Company to provide 2013 operations guidance. Actual results will depend upon the results of the assessments conducted, the views of MSHA and decisions made my management having regard to the nature of the geotechnical conditions and the safety of Revett’s employees. Forward looking statements, including future-oriented financial information, are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business and economic uncertainties, risks and contingencies and those factors discussed in the section entitled "Risk Factors" in the Form 10-K filed on SEDAR at www.sedar.com and with the SEC on EDGAR. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Revett Minerals does not undertake to update any forward-looking statements except as required by applicable securities laws.